UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement, Credit Agreement Waiver and Interim Amendment

On July 31, 2017, Walter Investment Management Corp. (the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with lenders holding, as of July 31, 2017, more than 50% of the loans and/or commitments outstanding (the “Consenting Term Lenders”) under that certain Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto (the “Credit Agreement”).

As set forth in the RSA (including in the Restructuring Term Sheet attached thereto (the “Term Sheet”), the parties to the RSA have agreed to the principal terms of a proposed financial restructuring (the “Restructuring”) of the Company, which will be implemented through the Out-of-Court Restructuring (as described below) and, in the absence of sufficient stakeholder support for the Out-of-Court Restructuring, a prepackaged plan of reorganization (the “Prepackaged Plan”) under Title 11 of the United States Code (the “Bankruptcy Code”) (the “In-Court Restructuring”).

Concurrently with the execution of the RSA, the Company and the Consenting Term Lenders entered into a waiver of certain events of default under the Credit Agreement and an amendment of the Credit Agreement, as each is further described below. Pursuant to the terms of the RSA, the Company has agreed to purchase the term loans of the Consenting Term Lenders through open market buybacks in an aggregate amount equal to $100 million out of an escrow account created by the Company for the purpose of completing such purchases. $75 million of such purchases will be completed upon the earlier to occur of (i) the date on which lenders holding 100% of the loans and/or commitments outstanding under the Credit Agreement have become parties to the RSA and (ii) August 21, 2017. The remaining $25 million purchase will be completed by September 1, 2017 (unless such date is extended by the Company and the Requisite Term Lenders as defined in the RSA), unless the Company has determined to pay such amount prior to such date.

As contemplated by the RSA, the Company will seek to negotiate a restructuring support agreement (the “Senior Notes RSA”) with Senior Noteholders (as defined below) holding at least 66 2/3% of the aggregate outstanding principal amount of the Senior Notes (as defined below) (the “Requisite Senior Notes Threshold”).

With respect to the Out-of-Court Restructuring, the RSA provides that if the Requisite Senior Notes Threshold is attained, the Company will:

•	undertake both (a) the solicitation of consents from holders (the “Senior Noteholders”) of the 7.875% senior notes due 2021 (the “Senior Notes”) issued by the Company pursuant to the Senior Notes Indenture, dated December 17, 2013, among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, a national banking association, as successor trustee (the “Senior Notes Indenture”), with respect to certain proposed amendments to the Senior Notes Indenture and (b) an exchange offer to be effected pursuant to the terms set forth on Annex C to the Term Sheet (the “Consent Solicitation and Exchange Offer”); and

•	undertake a tender offer (the “Tender Offer”) to purchase the Company’s outstanding 4.50% convertible senior subordinated notes due 2019 issued by the Company pursuant to the Subordinated Indenture dated as of January 13, 2012, by and between the Company and Wells Fargo Bank, National Association as trustee, and a Supplemental Indenture thereto, dated as of January 13, 2012 (the “Convertible Notes” and the holders of such Convertible Notes, the “Convertible Noteholders”), for an aggregate purchase price of not more than $40 million, in value in the form of cash, equity and/or other consideration, as determined by the Company and the Requisite Term Lenders.

Pursuant to the terms of the RSA, if all of the conditions to the Out-of-Court Restructuring are satisfied or waived (with the prior written consent of the Company and the Requisite Term Lenders (as defined in the RSA)) on or prior to November 1, 2017 (unless such date is extended by the Company and the Requisite Term Lenders, the “Out-of-Court Outside Date”), then the Restructuring will be consummated pursuant to the Out-of-Court Restructuring unless the Company and the Requisite Term Lenders agree to consummate the Restructuring through the In-Court Restructuring. If all the conditions precedent to consummation of the Out-of-Court Restructuring other than the Minimum Participation Threshold (as defined below) are satisfied or waived (with the prior written consent of the Company and the Requisite Term Lenders) on or prior to the Out-of-Court Outside Date, then the Company will implement the In-Court Restructuring, on the terms and subject to the conditions set forth in the RSA. As provided in the RSA, “Minimum Participation Threshold” means, in each case consistent with the terms of the RSA, all of the following: (i) Term Lenders holding at least 95% of the aggregate principal amount of the Term Loans (as defined in the Credit Agreement) outstanding under the Credit Agreement will have consented to the Credit Agreement Amendment; (ii) Senior Noteholders holding Senior Notes representing at least 95% of the aggregate principal amount of Senior Notes outstanding will have validly tendered and not withdrawn such Senior Notes, and consented to the amendments to the Senior Notes Indenture, in the Consent Solicitation and Exchange Offer; and (iii) Convertible Noteholders holding Convertible Notes representing at least 95% of the aggregate principal amount of Convertible Notes outstanding will have (x) validly tendered and not withdrawn their Convertible Notes into the Tender Offer and (y) voted in favor of the Restructuring.

Pursuant to the terms of the RSA, each Consenting Term Lender has agreed, among other things, subject to certain conditions, to (i) use its commercially reasonable efforts to support the Restructuring, and to act in good faith and take all reasonable actions necessary to consummate the Restructuring, (ii) vote to accept the Prepackaged Plan (and not change or withdraw such vote), (iii) refrain from taking any actions that are inconsistent with, or that would delay, prevent, frustrate or impede the Restructuring, and (iv) negotiate in good faith with the Company regarding an alternative in-court restructuring sponsored by the Consenting Term Lenders pursuant to which such Consenting Term Lenders may agree, among other things, to convert a mutually agreeable portion of their Claims (as defined in the RSA) into equity of the Company as reorganized and such other terms as may be mutually agreeable to the Company and such Consenting Term Lenders (the “Alternative Restructuring”), which Alternative Restructuring will be operative only if Senior Noteholders holding at least the Requisite Senior Notes Threshold have not executed the Senior Notes RSA by August 31, 2017, or such later date as the Company and the Requisite Term Lenders may agree.

In the event that the Out-of-Court Restructuring is consummated, as of the effective date of the Out-of-Court Restructuring:

•	the Company and the Consenting Term Lenders will (i) enter into a new credit facility and (ii) agree that the Company will make cash payments of not less than $300,000,000 in the aggregate (payable in the manner set forth in the RSA, the Credit Agreement Annex and/or the Interim Amendment (as defined in the RSA), less amounts already paid in accordance with the RSA, to the Term Lenders;

•	the Company will issue the Second Lien Notes in accordance with the Consent Solicitation and Exchange Offer, and may issue an amount of shares of common stock that is not yet determined, and the Company and the Senior Noteholders will amend the Senior Notes Indenture to reflect a customary removal of covenants; and

•	each Convertible Noteholder who accepts the Tender Offer will receive its pro rata share of value (in the form of cash, equity, and/or other consideration, as determined by the Company and the Requisite Term Lenders) in an amount no greater than $40,000,000.

In the event that the In-Court Restructuring is consummated:

•	any plan of reorganization in connection with the Restructuring (including the Prepackaged Plan, such plan, the “Plan”) shall provide that the Company, as reorganized pursuant to the Plan, will enter into a credit agreement that is consistent with the Credit Agreement, as modified by the amendment contemplated by Annex A to the Term Sheet;

•	the Company will issue the Second Lien Notes in accordance with the Consent Solicitation and Exchange Offer, and may issue an amount of shares of common stock that is not yet determined, and the Company and the Senior Noteholders will amend the Senior Notes Indenture to reflect a customary removal of covenants;

•	the Plan will treat the holders of Convertible Notes in a manner acceptable to the Required Parties that is consistent with the Bankruptcy Code, provided that, if holders of at least 66 2/3% of the aggregate outstanding principal amount of Convertible Notes do not vote to accept the Plan, then the holders of Convertible Notes will not receive or retain any property under the Plan;

•	the definitive documentation for the Restructuring will treat Equity Interests (as defined in the Term Sheet) in a manner acceptable to the Company and the Requisite Term Lenders that is consistent with the applicable law; and

•	all other claims will be unimpaired or refinanced in a manner reasonably acceptable to the Requisite Term Lenders.

The RSA may be terminated upon the occurrence of, among other events, the following: (i) certain breaches of the RSA by the Company or the Consenting Term Lenders (that remain uncured for five (5) business days); (ii) the issuance of any ruling, judgment or order by any governmental authority enjoining the consummation of or rendering illegal the Prepackaged Plan; or (iii) the failure to complete various stages of the Restructuring by certain dates. Such milestones include that the Company will (a) execute the Senior Notes RSA by August 31, 2017, (b) commence the Consent Solicitation and Exchange Offer and the Tender Offer by October 1, 2017, (c) if the Minimum Participation Threshold has been satisfied, consummate the Out-of-Court Restructuring by November 1, 2017 (unless the Company and the Requisite Term Lenders agree to pursue the In-Court Restructuring), and (d) if applicable, consummate the In-Court Restructuring by January 15, 2017. The RSA may also be terminated if (x) the Company has not obtained votes accepting the Prepackaged Plan from holders of the Term Loans sufficient to satisfy the conditions for acceptance set forth in section 1126(c) of the Bankruptcy Code on or before the voting deadline to be set forth in the solicitation materials distributed in connection with the Prepackaged Plan or (y) the Minimum Participation Threshold has not been satisfied and Senior Noteholders holding at least the Requisite Senior Notes Threshold have not voted in favor of the Prepackaged Plan by the Out-of-Court Outside Date. Upon termination of the RSA, each vote or any consents given by any Consenting Term Lender prior to such termination shall be deemed, for all purposes, to be null and void.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Any new securities to be issued pursuant to the restructuring transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on

Form 8-K a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Credit Agreement Waiver

As previously announced by the Company on a Current Report on Form 8-K on May 26, 2017, due to an error in the Company’s calculation of the valuation allowance on its deferred tax asset balances, the Company has concluded that the previously issued audited consolidated financial statements and other financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the previously issued unaudited consolidated financial statements and other financial information contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended June 30, 2016, September 30, 2016 and March 31, 2017 (the “Original Filings”) should no longer be relied upon and will require restatement.

On July 31, 2017, the Company and the Consenting Term Lenders entered into a waiver (the “Credit Agreement Waiver”) to the Credit Agreement. Pursuant to the Credit Agreement Waiver, the Consenting Term Lenders representing the Required Lenders (as defined in the Credit Agreement) waived, subject to the conditions specified therein, certain events of default under the Credit Agreement as a result of or arising from (i) any breach of any representation or warranty made prior to July 31, 2017 as a result of the Company being required to restate the Original Filings, (ii) a “going concern” or like qualification in the auditor report delivered in connection with the restatement of the Original Filings, (iii) any default, event of default or similar event under instruments governing other Indebtedness (as defined in the Credit Agreement) arising from or as a result of the foregoing and (iv) any failure to deliver any notice to Credit Suisse AG, as administrative agent under the Credit Agreement or the Lenders (as defined in the Credit Agreement) with respect to all or any portion of the foregoing. The Credit Agreement Waiver became effective upon its execution by the Required Lenders (as defined in the Credit Agreement) and the execution and effectiveness of the RSA and the Interim Amendment (as described below).

The foregoing description of the Credit Agreement Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Waiver, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Interim Amendment

On July 31, 2017, the Company also entered into Amendment No. 3 to its Credit Agreement (the “Interim Amendment”). The Interim Amendment amends the Credit Agreement to make certain changes to the mandatory prepayment provisions and negative covenants thereof and certain technical changes.

The Interim Amendment became effective upon its execution by the Required Lenders (as defined in the Credit Agreement) and the execution and effectiveness of the RSA and the Credit Agreement Waiver (as described above).

The foregoing description of the Interim Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Waiver of Default and Forbearance

On July 31, 2017, the beneficial owners of a majority in aggregate principal amount of the Senior Notes agreed that (i) any existing defaults as a result of the Company being required to restate the Original Filings shall be waived and shall be deemed to cease to exist, and any event of default arising therefrom shall be waived and deemed to have been cured for every purpose of the Senior Notes Indenture, and (ii) they will not enforce or otherwise take any action or direct enforcement of, any rights or remedies available under the Senior Notes Indenture with respect to the Original Filings (such agreement, the “Waiver of Default and Forbearance”).

The foregoing description of the Waiver of Default and Forbearance does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver of Default and Forbearance, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K concerning the Amendment is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On August 1, 2017, the Company issued a press release announcing the signing of the RSA, as described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filings under the Securities Act or Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of July 31, 2017, by and among Walter Investment Management Corp. and the Consenting Term Lenders

10.2	Credit Agreement Waiver, dated July 31, 2017, to that certain Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto

10.3	Amendment No. 3 to the Credit Agreement, dated July 31, 2017, to that certain Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto

10.4	Consent of Beneficial Owners of Notes to Waiver of Default and Forbearance

99.1	Press Release, dated August 1, 2017

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: August 1, 2017	By:	/s/ Gary L. Tillett
	Name:	Gary L. Tillet
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of July 31, 2017, by and among Walter Investment Management Corp. and the Consenting Term Lenders

10.2	Credit Agreement Waiver, dated July 31, 2017, to that certain Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto

10.3	Amendment No. 3 to the Credit Agreement, dated July 31, 2017, to that certain Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto

10.4	Consent of Beneficial Owners of Notes to Waiver of Default and Forbearance

99.1	Press Release, dated August 1, 2017